SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 21, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                                             Tenet Affiliates in New Orleans Receive Additional U.S. Subpoenas

On November 21, 2003, People’s Health Network (PHN) received two additional subpoenas from the U.S. Attorney’s office in New Orleans.  Simultaneously, the same U.S. Attorney’s office issued a subpoena to Memorial Medical Center, a New Orleans hospital owned by a Tenet subsidiary.

The same U.S. Attorney’s office had previously issued two subpoenas to PHN, disclosed on October 6 and October 10, 2003.

One of the new subpoenas to PHN seeks documents and information from January 1, 1999 to the present related to payments to and contractual matters related to physicians and others, as well as third party reviews of denials of services.  The second subpoena to PHN seeks various documents, including agendas, minutes, bylaws, membership data and policies, from June 1, 2002 to the present related to certain medical staff committees and other medical staff entities.

PHN is a New Orleans health plan management services provider in which a subsidiary of Tenet Healthcare Corporation holds a 50-percent membership interest.  PHN is the management services provider for Tenet Choices Inc., a Tenet subsidiary that operates as a Medicare health maintenance organization in the greater New Orleans area.

The subpoena to Memorial Medical Center seeks various documents, including agendas, minutes, bylaws, membership data and policies, from June 1, 2002 to the present related to certain medical staff committees and other medical staff entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: November 21, 2003